Exhibit 99.1

ICOP Digital Reports Second Quarter 2009 Results

Investor Teleconference and Webcast to Begin at 4:15 PM ET Today

LENEXA, KS--(Marketwire - August 06, 2009) - ICOP Digital, Inc. (NASDAQ: ICOP), an industry-leading company engaged in advancing digital surveillance technology solutions, announced today its financial and operational results for the three months ended June 30, 2009. The Company will host a conference call later today to discuss the results, and plans to file its 10-Q tomorrow, Friday, August 7, 2009. This call can be accessed through the Company's website, www.icop.com.

Key Operational Highlights

--  On July 15, 2009, ICOP Digital, Inc. (NASDAQ: ICOP) and JPS Communications Inc., a wholly owned subsidiary of Raytheon Company, entered into a five year agreement enabling Raytheon to co-brand and market ICOP mobile video solutions to all of their existing markets, including; public safety, fire/EMS, transportation and military customers worldwide. The agreement grants Raytheon the right to resell ICOP products, including but not limited to, the ICOP Model 20/20®-W, ICOP 20/20 VISION™, ICOP Model 4000™, ICOP LIVE™, ICOP iVAULT™, and ICOP DVMS™.

--  ICOP shipped ICOP Model 20/20®-W units to law enforcement agencies in 33 states; sales activity was most pronounced in Florida, North
    Carolina, New Jersey, Utah and Texas.

--  63% of units shipped in the second quarter of 2009 were reorders from existing customers engaged in full fleet deployments of the ICOP Model
    20/20-W.

--  ICOP responded to a growing number of Requests for Proposals from federal agencies.

Financial highlights for the three months ended June 30, 2009 compared to three months ended June 30, 2008:

--  Revenues declined 43.4% to $1.6 million from $2.8 million

--  Gross margin increased to 53.3% from 39.3%

--  Total Operating expenses declined 14.2% to $2.2 million from $2.5 million.  The decrease is mainly due to lower compensation and benefit expense along with the reduction in research and development expenses and travel costs attributed to lower sales.

--  Net loss was $1.4 million, or $0.14 per basic and diluted share, compared to $1.4 million, or $0.19 per basic and diluted share.

Financial highlights for the six months ended June 30, 2009 compared to six months ended June 30, 2008:

--  Revenues declined 31.8% to $3.8 million from $5.6 million

--  Gross margin increased to 50.4% from 37.9%

--  Total Operating expenses declined 13.1% to $4.2 million from $4.9 million.  The decrease is mainly due to lower compensation and benefit expense along with the reduction in research and development expenses and travel costs attributed to lower sales.

--  Net loss was $2.3 million, or $0.28 per basic and diluted share, compared to $2.7 million, or $0.37 per basic and diluted share.

As of June 30, 2009, the Company had $1,124,875 in cash, $858,518 in accounts receivable, $2,244,220 in inventory and $2,020,557 in current liabilities, and a net working capital of $4,308,230. Total Shareholders' equity was $5,895,169.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) is a leading provider of mobile video solutions for Law Enforcement, Fire, EMS, Military, and Transportation markets, worldwide. ICOP solutions help the public and private sectors mitigate risks, reduce losses, and improve security through the live streaming, capture and secure management of high quality video and audio. www.ICOP.com

Financial Charts Follow

ICOP Digital, Inc.
Condensed Balance Sheets

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,124,875	$99,192
Accounts receivable, net of allowances of $52,103 and $121,173 at June 30, 2009 and December 31, 2008, respectively	858,518	1,775,741
Inventory, at lower of cost or market	2,244,220	3,568,596
Prepaid expenses	125,204	209,545
Other current assets	1,975,970	549,867
Total current assets	6,328,787	6,202,941

Property and equipment, net of accumulated depreciation $1,494,147 and $1,230,779 at June 30, 2009 and December 31, 2008 , respectively	1,761,442	2,024,318

Other assets:
Deferred patent costs	87,621	87,621
Investment, at cost	25,000	25,000
Security deposit	18,258	18,258
Total other assets	130,879	130,879
Total assets	$8,221,108	$8,358,138

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$443,901	$643,124
Accrued liabilities	551,380	596,854
Notes payable	629,985	780,000
Due to factor	188,626	602,009
Unearned revenue	206,665	178,147
Total current liabilities	2,020,557	2,800,134

Other liabilities:
Unearned revenue	305,382	288,836

Shareholders' equity:
Preferred stock, no par value; 5,000,000 shares authorized, no shares issued and outstanding
Common stock, no par value; 50,000,000 shares authorized, 16,276,232 and 7,286,385	-	-
issued and outstanding at June 30, 2009 and December 31, 2008, respectively	33,293,946	30,338,572
Accumulated other comprehensive income	3,444	272
Retained deficit	(27,402,221)	(25,069,676)
Total shareholders' equity	5,895,169	5,269,168
Total liabilities and shareholders' equity	$8,221,108	$8,358,138

ICOP Digital, Inc.
Condensed Statement of Operations
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Sales, net of returns and allowances	$1,601,463	$2,830,625	$3,849,996	$5,645,948
Cost of sales	748,623	1,719,385	1,910,993	3,508,799
Gross profit	852,840	1,111,240	1,939,003	2,137,149
Operating expenses:
Selling, general and administrative	2,002,398	2,281,508	3,826,803	4,351,746
Research and development	183,918	265,678	400,898	512,033
Total operating expenses	2,186,316	2,547,186	4,227,701	4,863,779
Operating loss	(1,333,476)	(1,435,946)	(2,288,698)	(2,726,630)
Other income (expense):
Gain on derecognition of liabilities	-	-	52,765	-
Loss on disposal of property and equipment	(2,477)	-	(6,646)	(5,283)
Interest income	31	7,711	36	24,899
Loss on extended warranties	(1,345)	-	(1,345)	-
Interest expense	(60,318)	(16,673)	(97,354)	(27,070)
Other income	8,046	-	8,697	-
Loss before income taxes	(1,389,539)	(1,444,908)	(2,332,545)	(2,734,084)
Income tax provision	-	-	-	-
Net Loss	$(1,389,539)	$(1,444,908)	$(2,332,545)	$(2,734,084)
Basic and diluted net loss per share	$(0.14)	$(0.19)	$(0.28)	$(0.37)
Basic and diluted weighted average common shares outstanding	9,654,899	7,462,937	8,470,568	7,461,587

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of ICOP's operations. These statements may be identified by the use of forward-looking terminology such as "anticipates," "believes," "could," "estimate," "expect," "will," or other variations on these terms. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, our ability to draw funds, meet obligations and regain covenant compliance under our line of credit, the success of our proposed Units offering, our ability to regain compliance with Nasdaq listing standards, our ability to generate working capital to sustain operations, the impact of the current recession on sales and profitability, the risks of doing business internationally, the size and timing of customer contracts, seasonality, our continuing losses from operations and our need to achieve profitable operations and positive cash flow, and our continued ability to meet the conditions for operating as a going concern as described in the footnotes to our financial statements for the year ended December 31, 2008. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission, including but not limited to the section entitled "Risk Factors" and the notes to financial statements contained in our registration statement on Form S-1 filed with the SEC on April 13, 2009. You should not place undue reliance on such forward-looking statements, which speak only as of the date on which they are made. ICOP has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

For more information, contact:
Melissa K. Owen
Dir. of Communications
16801 West 116th Street
Lenexa, KS 66219 USA
Phone: (913) 338-5550
Fax: (913) 312-0264
mowen@ICOP.com
www.ICOP.com

For Investor Relations:
DC Consulting, LLC
Daniel Conway
Chief Executive Officer
Phone: (407) 792-3332
investorinfo@ICOP.com
daniel@dcconsultingllc.com